Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report of AmBase Corporation (the "Company") on Form 10-Q/A (Amendment No. 1) for the period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John P. Ferrara, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer
AmBase Corporation
Date: January 17, 2014